Exhibit 99.4

Boom Spring International Limited and Subsidiary
Consolidated Financial Statements
June 30, 2009 and 2008

TABLE OF CONTENTS

Page
Financial Statements

Consolidated Balance Sheets	F-2

Consolidated Statements of Operations and Comprehensive Income	F-3

Consolidated Statements of Cash Flows	F-4

Notes to the Consolidated Financial Statements	F-5 ~ F-12

Boom Spring International Limited and Subsidiary
Consolidated Balance Sheets

	June 30, 2009	December 31, 2008
	Unaudited	Audited
	USD	USD
Assets
Current assets:
Cash and cash equivalents	22,510	14,085
Accounts receivable	2,021,204	2,442,112
Other receivables	156,050	159,407
Loans to director	953,583	-
Advance to suppliers	2,196	-
Inventory	13,450	27,749
Prepaid expenses	3,802	15,159
Total current assets	3,172,795	2,658,512

Total assets	3,172,795	2,658,512

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	-	20,238
Accruals and other payables	380,368	57,541
Advance from customers	2,662	-
Amount due to stockholder	37,993	15,221
Total current liabilities	421,023	93,000

Stockholders’ equity:
Common stock ($1 par value; 50,000 shares authorized, issued and outstanding)	50,000	50,000
Unappropriated retained earnings	2,703,873	2,518,049
Accumulated other comprehensive loss	(2,101)	(2,537)
Total stockholders’ equity	2,751,772	2,565,512

	3,172,795	2,658,512

See notes to the consolidated financial statements

Boom Spring International Limited and Subsidiary
Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	Unaudited	Unaudited	Unaudited	Unaudited
	USD	USD	USD	USD

Sales	92,153	430,501	1,345,363	430,501
Cost of sales	59,233	253,640	864,791	253,640
Gross margin	32,920	176,861	480,572	176,861

Operating expenses:
Research and development expenses	23,122	-	49,659	-
Selling expenses	157,710	17,287	175,149	17,287
General and administrative expenses	25,954	6,295	66,837	6,295
	206,786	23,582	291,645	23,582
(Loss)/Income from operations	(173,866)	153,279	188,927	153,279

Other expense:
Financial expenses	(1,453)	(3,465)	(3,103)	(3,465)
(Loss)/Income before income taxes	(175,319)	149,814	185,824	149,814
Provision for income taxes	-	-	-	-
Net (loss)/income	(175,319)	149,814	185,824	149,814
Foreign currency translation income	89	2,909	436	2,909
Comprehensive (loss)/income	(175,230)	152,723	186,260	152,723

(Loss)/Earnings per share – basic and diluted	(3.51)	3.00	3.72	3.00

Weighted average number of shares outstanding - basic and diluted	50,000	50,000	50,000	50,000

See notes to the consolidated financial statement

Boom Spring International Limited and Subsidiary
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2009	2008
	Unaudited	Unaudited
	USD	USD
Cash flows from operating activities
Net income	185,824	149,814
Changes in operating assets and liabilities
Accounts receivable	420,906	(265,646)
Other receivables	3,750	(80,185)
Loans to directors	(953,574)	-
Advance to suppliers	(2,198)	32,735
Prepaid expenses	11,406	-
Inventory	14,389	(595,088)
Accounts payable	(20,303)	669,464
Accrual and other payables	325,295	142,510
Amount due to stockholder	22,737	(66,333)
Net cash provided by/(used in) operating activities	8,232	(12,729)

Effect of exchange rate changes on cash	193	2,909

Net increase/(decrease) in cash and cash equivalents	8,425	(9,820)
Cash and cash equivalents at beginning of the period	14,085	130,104
Cash and cash equivalents at end of the period	22,510	120,284

Supplemental disclosure of cash flow information:
Cash paid during the period for
Interest	-	-
Income taxes	-	-

See notes to the consolidated financial statements

Boom Spring International Limited and Subsidiary
Notes to the Consolidated Financial Statements

1.    Organization and principal activities

Boom Spring International Limited (“Boom Spring”) is a holding company that was incorporated in British Virgin Island (“BVI”) on October 2, 2007. The registered capital is USD50,000, of which 77.5% is owned by Mr. Shing Ho Eric Cheung and  22.5% is owned by Mr. Shaoping Lu. Boom Spring started its operation from May 2008.

Shengtang Glass Craftworks Design Limited (“Shengtang”), a wholly-owned subsidiary of Boom Spring, was established in the People’s Republic of China (the “PRC”) on May 8, 2008.

Hereinafter, Boom Spring and Shengtang are collectively referred to as the “Company”.

The Company is principally engaged in designing and selling of glass products that comprise festival gifts, home decorations and exclusive craftworks. Boom Spring is mainly responsible for the sales of glass products to international markets, while Shengtang is responsible for designing and purchasing glass products from certain suppliers in the PRC.

2.    Summary of significant accounting policies

 (a)     Basis of presentation

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company.  All significant intercompany balances and transactions have been eliminated.

 (b)     Fiscal year end date

The Company’s fiscal year end date is December 31.

 (c )    Foreign currency transactions and translation

The functional currency of Boom Spring is the United States Dollar (“USD”), whereas the functional currency of Shengtang is the Renminbi (“RMB’).

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions.  The resulting exchange differences are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of Shengtang, which are prepared using the RMB, are translated into the Company’s reporting currency, the USD.  Shengtang’s assets and liabilities are translated using the exchange rate at each balance sheet date.  Revenue and expenses are translated using average rates prevailing during the reporting period.  Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in stockholders’ equity.

Since the RMB is not a fully convertible currency, all foreign exchange transactions of Shengtang involving RMB must take place either through the People’s Bank of China (“PBOC”) or other institutions authorized to buy and sell foreign exchange.  The exchange rates adopted for foreign exchange transactions of Shengtang are the rates of exchange quoted by the PBOC.

Boom Spring International Limited and Subsidiary
Notes to the Consolidated Financial Statements

 (d)     Use of estimation

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

 (e)     Cash and cash equivalents

Cash and cash equivalents represent cash on hand and deposits held at call with banks. The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

 (f)      Accounts receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure related to its customers. As of June 30, 2009, no allowance for doubtful accounts was provided for.

 (g)     Other receivables

As needed for normal business purposes, the Company advances predetermined amounts based upon internal Company policy to certain employees and unrelated parties to ensure certain transactions to be performed in a timely manner. The Company has full oversight and control over the advanced accounts.  As of June 30, 2009, no allowance for doubtful accounts was provided for.

 (h)     Inventories

Inventories, which are mainly raw materials for research and development purpose, are stated at the lower of cost or net realizable value.  Cost is determined on the basis of the weighted average method.  The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing the net realizable value on a periodic basis.  If inventory is written down to net realizable value, the write-down is charged to expense.

 (i)      Statutory surplus reserve

In accordance with the “Company Law of the PRC” and the Company’s Articles of Association, Shengtang is required to set aside 10% of its income after income taxes prepared in accordance with PRC accounting regulations to the statutory surplus reserve until the balance reaches 50% of its registered capital, whether further appropriation will be at the directors’ recommendation.  As of June 30, 2009, no allowance for statutory surplus reserve was provided for.

 (j)      Revenue recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin No. 104, “Revenue Recognition”.  Revenue from sales of products is recognized when title and risk of loss passes to the customer at the date the price is fixed or determinable, the products have been delivered, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as advances from customers.

Boom Spring International Limited and Subsidiary
Notes to the Consolidated Financial Statements

 (k)     Research and development costs

Research and development costs are expensed as incurred. These expenses include the costs of the Company’s internal research and development activities and the costs of research and development conducted by others on behalf of the Company, such as through third-party arrangements. Upfront and milestone payments made by the Company to third parties in connection with research and development arrangements are expensed as the research and development is incurred.

 (l )     Advertising expenses

Advertising expenses are expensed as incurred and included in selling expenses. The Company had not incurred any advertising expenses for the year ended June 30, 2009.

 (m)    Taxations

 (i)    Income tax

Boom Spring, being incorporated in BVI, is governed by the income tax law of BVI and is subject to BVI income tax.  According to current BVI income tax law, the applicable income tax rate for Boom Spring is 0%.

Shengtang, being incorporated in the PRC, is governed by the income tax law of the PRC and is subject to PRC enterprise income tax.  The applicable income tax rate for Shengtang is 25%.

(ii)    Value added tax

Shengtang’s sales of products are subject to PRC Value added tax (“VAT”). As Shengtang is assessed as a small-scale value-added taxpayer by local tax authorities for the period from May 8, 2008 to September 30, 2008, a simplified method for calculating the VAT tax payable is used for corresponding period. The applicable VAT rate is 6% of total sales amount and input VAT could not be deducted.

Beginning October 1, 2008, Shengtang is qualified as an ordinary value-added taxpayer and the applicable tax rate for domestic sales is 17%.  Input VAT on purchases of raw materials, fuel, utilities and other production materials (merchandise, transportation costs) can be deducted from output VAT. VAT payable is the net difference between output and deductible input VAT.

Shengtang has been approved to use the “exempt, credit, refund” method on glass craftworks and Christmas decorations exported providing a tax refund at the rate of 5% and 13% respectively.

(iii)   Deferred tax

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and any operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  A valuation allowance is provided to reduce the amount of deferred tax asset if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Boom Spring International Limited and Subsidiary
Notes to the Consolidated Financial Statements

 (n)     Earnings per share

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, the Company presents basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing net income attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year.  Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.  Ordinary share equivalents are excluded from the computation in loss periods as their effect would be anti-dilutive.

 (o)     Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, product and environmental liability, and tax matters. In accordance with SFAS No. 5, “Accounting for Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Historically, the Company has not experienced any material service liability claims.

 (p)     Fair value of financial instruments

The carrying amounts of cash and cash equivalents, accounts receivable, amount due to shareholders, accounts payable and other payables approximate their fair values due to their short-term nature.

 (q)     Recently issued accounting standards

FASB Statement No. 160 (“SFAS No. 160”)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”.  This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

FASB Statement No. 141 (“SFAS No. 141”)

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”. This Statement replaces SFAS No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company’s fiscal year beginning October 1, 2009. While the Company has not yet evaluated this statement for the impact, if any, that SFAS No. 141(R) will have on its consolidated financial statements, the Company will be required to expense costs related to any acquisitions after September 30, 2009.

Boom Spring International Limited and Subsidiary
Notes to the Consolidated Financial Statements

3.    Significant risks

 (a)     Revenue concentrations

The Company relies on a few major customers and the loss of any of these customers could adversely affect the revenues.  Under these circumstances, it is not easy for the Company to adjust the marketing strategy and maintain or expand market share according to the changes of customer demand. This may adversely affect the Company’s financial condition and operating performance.

 (b)     Concentrations of suppliers

The Company purchases glass products from a limited number of suppliers. Management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause a possible loss of sales, which would affect operating results adversely.  Moreover, any factors that impact the suppliers’ manufacturing cost, such as increasing price of raw materials, more investments to meet the requirement of new environmental protection policy etc., may adversely affect the Company’s operating result.

 (c )     Credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents, accounts receivables and other receivable. The Company places its cash and cash equivalents, amounted to USD22,510 as at June 30, 2009, with financial institutions that management believes are of high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers. The Company establishes an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

 (d)     Foreign currency risk

As Shengtang is operating in the PRC, a majority of Shengtang’s sales and expenses transactions and a significant portion of its assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the PBOC. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

4.    Accounts receivable

	June 30, 2009	December 31, 2008
	USD	USD
Accounts receivable	2,021,204	2,442,112
Less: provision	-	-
Accounts receivable, net	2,021,204	2,442,112

No provision was provided for accounts receivable as ageing of all balances are within 180 days and the subsequent settlement is on schedule.

Boom Spring International Limited and Subsidiary
Notes to the Consolidated Financial Statements

5.    Other receivables

	June 30, 2009	December 31, 2008
	USD	USD
Petty cash to staff	15,601	90,056
Initial public offering expenses	121,317	59,358
Input VAT	19,132	9,993
Total other receivables	156,050	159,407
Less: provision	-	-
Other receivable, net	156,050	159,407

6.    Loans to director

	June 30, 2009	December 31, 2008
	USD	USD

Chen Zhongmin	953,583	-

This represented advance to Mr. Chen Zhongmin, a director of the Company, for the normal operating purpose of the Company as of June 30, 2009. The cash advance was unsecured, interest-free and repayable on demand.

7.    Accruals and other payables

	June 30, 2009	December 31, 2008
	USD	USD
Accrued expenses	150,000	-
Other payables	230,368	57,541
	380,368	57,541

8.    Amount due to stockholder

The balance wholly represented amount due to one of the stockholders, arising from the normal operating payment made on behalf of the Company.  The balance was short-term in nature, unsecured and non-interest bearing.

9.    Taxation

 (a)      Income tax

The components of income before income tax expense are as follows:

	Six Months Ended June 30,
	2009	2008
	USD	USD
BVI	311,378	150,161
PRC	(125,554)	(347)
Income before income tax expense	185,824	149,814

No income taxes were reported for the income from BVI since the applicable income tax rate of Boom Spring was 0% according to BVI tax law.  No Income taxes were reported for the six months ended June 30, 2009 and 2008 from Shengtang .

Boom Spring International Limited and Subsidiary
Notes to the Consolidated Financial Statements

     (b)      Deferred tax

As at June 30, 2009, no provision for deferred taxes was recognized as there were no material temporary differences for tax purposes.

10.  Earnings per share

	Six months ended June 30, 2009	Six months ended June 30, 2008
	USD	USD
Numerator
Net (loss)/income available to common stockholders	185,824	149,814

Denominator
Weighted average ordinary shares outstanding used in computing basic and diluted earnings per share	50,000	50,000

(Loss)/earnings per ordinary share, basic and diluted	3.72	3.00

11.  Commitments and contingencies

 (a)     Operating lease commitments

Shengtang’s corporate office is located at Shenping Liyuan Bldg 7/F, 3 Longcheng Lu N., Longgang Central City, Longgang District, Shenzhen 518116, P. R. China. The corporate office is 580 m2 which is leased from a third party.   The lease is a 5-year lease starting from July 1, 2009 and ending June 30, 2014 with a monthly rental amounting toUSD2,470, and is renewable for an additional 3 years upon maturity.

 (b)    Capital and other commitments

As of June 30, 2009, the Company did not have any significant capital and other commitments, long-term obligations, or guarantees.

 (c )     Contingencies

As of June 30, 2009, the Company did not have any significant contingencies.

Boom Spring International Limited and Subsidiary
Notes to the Consolidated Financial Statements

12.       Subsequent events

On July 22, 2009, Boom Spring entered into a Share Purchase Agreement and Share Exchange (the “Exchange Agreement”) with Hammer Handle Enterprises, Inc., a United States corporation (“Hammer Handle”). The closing of the transaction (the “Closing”) took place on July 22, 2009 (the “Closing Date”).

On the Closing Date, pursuant to the terms of the Exchange Agreement, Hammer Handle acquired all the outstanding shares of Boom Spring (the “Interests”) from the Boom Spring Shareholders; and the Boom Spring Shareholders transferred and contributed all of their Interests to Hammer Handle. In exchange, Hammer Handle’s sole officer and director and majority shareholder transferred 12,000,000 shares, and also issued 33,300,000 shares of Common Stock, par value $0.001 per share, to the Boom Spring Shareholders, which totals 90.6% of the issued and outstanding Common Stock of Hammer Handle on a fully-diluted basis as of and immediately after the Closing. Boom Spring also deposited $220,000 into an escrow account, which amount was paid to the Hammer Handle Principal Shareholder, who owned the 12,000,000 shares, as a result of the Share Exchange having been consummated.

As a result of the Share Exchange, Boom Spring became a wholly owned subsidiary of Hammer Handle. The sole director of Hammer Handle has approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors of Boom Spring have approved the Exchange Agreement and the transactions contemplated thereunder.

As a further condition of the Share Exchange Transaction, the current officers and directors of the Company resigned effective immediately at the Closing Date and Zhongmin Chen, Shaoping Lu, Rong Li, Hui Zhao, Chunyun Zhao and Shing Ho Eric Cheung were appointed as the new directors and officers of Hammer Handle.